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                                                                     EXHIBIT 4.4




                          SHOWSCAN ENTERTAINMENT INC.
                        CULVER CITY, CALIFORNIA, U.S.A.

                                USD 7'000'000.--
                              8% CONVERTIBLE NOTES
                             DUE SEPTEMBER 1, 1999

                        -------------------------------

                           PLEDGE/SECURITY AGREEMENT













                               SEPTEMBER 1, 1995


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                           PLEDGE/SECURITY AGREEMENT

                           on all existing assets of
              Showscan Entertainment Inc. as per September 1, 1995

--------------------------------------------------------------------------------

THIS PLEDGE/SECURITY AGREEMENT ("Pledge Agreement") is made and entered into effective September 1, 1995, by and among Showscan Entertainment Inc., a Delaware corporation ("Pledgor") and Banca del Gottardo ("Bank"), with respect to the following facts:

A. Pledgor and Bank are parties to that certain Note Purchase, Paying and Conversion Agency Agreement dated as of August 14, 1995 ("Agreement").

B. Pursuant to the Agreement, Pledgor has issued to Bank USD 7'000'000.-- 8% Convertible Notes of 1995 due September 1, 1999 ("Notes").

C. The Pledgor has undertaken to grant Bank a security interest with respect to all of the existing tangible and intangible properties assets and rights of the Pledgor, for the purpose of providing collateral security in respect of Notes issued by Pledgor under the Agreement.

     Pledgor represents and warrants that as of the date hereof the Collateral as defined herein is unencumbered, i.e. not pledged or otherwise subject to any lien (other than (i) liens incurred in the ordinary course of business as, for example, installment payment purchases of equipment or other assets used in Pledgor's business and (ii) liens described on Schedule A) granted to third parties.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter contained, the parties hereto agree as follows:

1. Assignment of Collateral. As security for the due and punctual payment and performance of all of the covenants and obligations of Pledgor under the Notes and the Agreement, Pledgor hereby assigns and pledges to Bank and hereby grants a security interest in favor of Bank in all of Pledgor's right, title and interest in and to all of the following, whether now or hereafter existing or in which Pledgor now has or hereafter acquires an interest


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and wherever the same may be located (collectively, the "Collateral"):
(1) all equipment in all of its forms, and all parts thereof and all accessions thereto; (2) all inventory in all of its forms, and all additions and accessions thereto and replacements and products thereof; (3) all rights and claims to the payment or receipt of money or other forms of consideration of any kind, including, but not limited to, any and all such rights and claims in, to and under, all accounts, accounts receivable, contracts, contract rights, chattel paper, instruments, general intangibles, guaranties, letters of credit, documents, drafts, acceptances, tax refunds, rights to performance, and any judgments taken on any rights or claims otherwise included in this clause (3) and all rights in, to and under all security agreements, leases and other contracts securing or otherwise relating to any such rights and claims to the payment or receipt of money or other forms of consideration; (4) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; (5) all fixtures, storage and office facilities, and all additions and accessions thereto and replacements thereof and products thereof; (6) all trademarks, trademark applications, tradenames, trade secrets, business names, patents, patent applications, licenses, copyrights, copyright applications, computer programs, software, registrations and franchise rights, and, in each case, all goodwill associated therewith; (7) all cash and all deposit accounts; and (8) all proceeds and products of any and all of the foregoing and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing; provided, nevertheless, that the term "Collateral" shall not include (i) any right, title and interest of Pledgor in and to the capital stock of any subsidiary and proceeds thereof and (ii) any right, title and interest of Pledgor in and to all films, motion pictures or videos developed (or in development), produced, distributed or obtained for distribution by Pledgor (directly or indirectly) for release in any medium, whether now known or hereafter devised (the "Films"), including the scenario, screenplay or script upon which they are based, at every stage of development, whether preliminary, in process or in final form and whether or not used in whole or in part in or as the basis of such Films; all property and rights related thereto, whether tangible or intangible and whether now in existence or hereafter made or produced, and whether or not in the possession of Pledgor including, without limitation, all copyrights, rights under copyrights and copyright applications and all physical properties relating to a Film including, without limitation, films, prints, negatives, positives and the like; all collateral, allied, ancillary, subsidiary and merchandising rights therein, and all properties

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     and things of value pertaining thereto and all products and proceeds thereof whether now in existence or hereafter made, acquired or produced. For purposes of this Pledge Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including returned premiums, with respect to any insurance relating thereto.

     Concurrent herewith, Pledgor shall deliver the certified copy of a resolution duly adopted by the Board of Directors of the Pledgor signed by a duly authorized Officer of the Pledgor, conferring the necessary authority upon the person(s) signing the Pledge Agreement.

2. Compromise of Claims. Bank may compromise or settle, at Pledgor's expense, any claim which may materially adversely affect Bank's interest in, or rights hereunder with respect to the Collateral, provided that Bank shall first deliver written notice to Pledgor of its intention to so compromise or settle such claim and Pledgor does not cure such claim within 30 days of receipt of such notice.

3. Financing Statement. At the request of Bank, Pledgor will join in executing, or will execute as appropriate, all necessary financing statements in a form satisfactory to Bank, and will pay the cost of filing such statements. Pledgor will execute all other instruments reasonably deemed necessary by Bank and pay the cost of filing such documents. Pledgor warrants that no financing statement covering the Collateral or any part thereof, or any proceeds thereof, is presently on file in any public office except as set forth on Schedule A hereto.

4. Alienation of Collateral. Pledgor will not, without the written consent of Bank, sell, contract to sell, lease, encumber, or otherwise dispose of the Collateral or any interest therein until this Pledge Agreement and all debts secured thereby have been fully satisfied, except: (i) in the ordinary course of Pledgor's business, and (ii) with respect to any of the Collateral or interest therein with a value (as determined by Pledgor's Board of Directors) not exceeding USD 250'000.00 in the aggregate.

5. Release of Collateral. Bank agrees that upon the payment in full of the principal and interest on the Notes or the conversion of the Notes into common stock of Pledgor in accordance with the terms thereof, the Bank shall immediately release to Pledgor the

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     Collateral. The released Collateral shall immediately be delivered to
     Pledgor free and clear of this Pledge Agreement and any and all liens created hereby shall terminate and the Collateral then remaining and not previously applied against such obligations as provided herein held by Bank shall be promptly returned to Pledgor. Upon such release and termination, Bank will, at Pledgor's expense, execute and deliver to Pledgor such documents (including, without limitation, UCC termination statements) as Pledgor shall reasonably request to evidence the termination of the liens created hereby and the release of the Collateral. Bank shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered, except that such Collateral is free and clear, on the date of delivery, of any and all liens, charges and encumbrances arising from its own acts.

6. Protection of Collateral. Pledgor shall keep the Collateral in good order and repair; Pledgor shall not waste or destroy the Collateral or any material part thereof; and Pledgor shall not use Collateral in violation in any material respect of any statute or ordinance. Bank shall have the right to examine and inspect the Collateral at any reasonable time upon five days prior written notice to Pledgor.

7.   Remedies.

     7.1. In addition to having the right to exercise any right or remedy of a secured party upon default under applicable law, Bank shall have the right to, to the extent permitted by law, without being required to give any notice to Pledgor except as provided below:

           Sell the Collateral without any formalities (in particular without the formalities prescribed by the Swiss Federal Debt Collection and Bankruptcy Act), or any part thereof, at public or private sale for cash, upon credit or for future delivery, and at such price or prices as Bank may deem best, and Bank may (except as otherwise provided by law) be the purchaser of any or all of the Collateral so sold and thereafter may hold the same, absolutely, free from any right or claim of whatsoever kind; upon any such sale, Bank shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale, shall hold the property sold, absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption, of Pledgor, who hereby specifically waives all rights of redemption, stay or appraisal which it has or

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           may have under any rule of law or statute now existing or hereafter adopted. Bank shall give Pledgor not less than 10 days' written notice of its intention to make any such public or private sale. Such notice, in case of public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Bank may fix in the notice of such sale. At any sale the Collateral may be sold in whole or in part, as Bank may determine. Bank shall not be obligated to make any sale pursuant to any such notice. Bank may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Bank until the selling price is paid by the purchaser thereof, but Bank shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. Bank may be the purchaser of any or all of the Collateral so sold and hold the same thereafter in its own right, free from any claim of Pledgor or right of redemption. At any such sale Bank shall be entitled to apply the unpaid principal balance and, accrued interest on the Notes toward the payment of the purchase price, or any part thereof.

     7.2. On any sale of the Collateral, Bank is hereby authorized to comply with any limitation or restriction in connection with such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any governmental regulatory authority or officer or court. Compliance with the foregoing procedures shall result in such sale or disposition being considered or deemed to have been made in a commercially reasonable manner. The rights and remedies specified in this Pledge Agreement are cumulative and may be exercised from time to time in accordance with applicable law and as often as Bank deems advisable. No failure to exercise or delay in the exercise of any right or remedy by Bank shall constitute a waiver of any such right or remedy. Notwithstanding the occurence of an Event of Default (as defined in the Agreement), nothing in this Pledge Agreement shall be deemed to impose upon Bank any obligation to exercise any remedy hereunder.



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     7.3.  The proceeds of any sale of all or any part of the Collateral pursuant to this paragraph 7, together with all other moneys and property held as or received by Bank on or in respect of the Collateral shall be applied by Bank in the following order of priority:

           FIRST, to the payment of all reasonable costs and expenses of such sale, including reasonable compensation to Bank and its agents and counsel, and all expenses, liabilities and advances made or incurred by Bank in connection therewith;

           SECOND, to the payment of the principal of, and interest on, the Notes; and

           THIRD, to the payment of any surplus then remaining from such proceeds to Pledgor, or otherwise as a court of competent jurisdiction may direct.

     7.4. Following the sale of any or all of the Collateral as provided herein, Pledgor shall have no rights to the sold Collateral or the proceeds from such sale.

8. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by telex (in the case of Bank), facsimile, telegram if addressed as set forth below. Such notice, demand or other communication shall be conclusively deemed made at the time of such delivery.

             To Bank:          BANCA DEL GOTTARDO
                               Viale Stefano Franscini 8
                               6901 Lugano, Switzerland
                               Attention:  Capital Market Department
                               Telex:      No: 841 052
                               Facsimile:  0114191 281 843

             To Pledgor:       SHOWSCAN ENTERTAINMENT INC.
                               3939 Landmark Street
                               Culver City
                               California 90232-2315, U.S.A.
                               Attention:  William C. Soady
                                           President and Chief Executive Officer
                               Facsimile:  (310) 280-04 76

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                            copies to:

                            W. Tucker Lemon
                            Vice President and General Counsel
                            Facsimile:  (310) 559-79 84

                            Dennis Pope
                            Executive Vice President and Chief Financial Officer
                            Facsimile:  (310) 280-04 76

     Any party hereto may change its address for the purpose of receiving notices, demands and other communication as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

9. Amendment. No amendment, change or modification of this document shall be valid unless in writing and signed by all of the parties hereto.

10. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Applicable Law and Jurisdiction. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of California. Any dispute which might arise between Bank on the one hand and Pledgor on the other hand regarding this Pledge Agreement shall fall within the jurisdiction of the Superior Court of Central Los Angeles County, California and/or the United States District Court for the Central District of California, with the right to appeal to the state and/or federal appellate Courts.


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     In Witness Whereof, the parties have executed this Pledge Agreement at
     Culver City as of the day and year first above written.

                                          SHOWSCAN ENTERTAINMENT INC.

                                          By: /s/ William C. Soady
                                              -------------------------
                                               William C. Soady
                                               President

                                          BANCA DEL GOTTARDO


                                          By: /s/ Fabio Testori
                                              -------------------------

                                              /s/ Francesco Bolgiani
                                              -------------------------


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                                   Schedule A
                        to the Pledge/Security Agreement
                            dated September 1, 1995

Financing Statement on Form UCC-1 bearing file No. 92199259, made by Showscan Corporation in favor of Copelco Credit Corporation filed on September 14, 1992 with the California Secretary of State with respect to one Ricoh photocopier.